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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-87882, 33-87776, 33-89382, 333-02340, 333-06303, 333-16963,
333-20853, 333-52603, 333-80861, 333-39462, 333-57670 and 333-63550, and Form
S-3 No. 333-63564) of Applix, Inc. of our report dated January 25, 2002, (except for Note 16, as to which the date is February 8, 2002) with respect to the consolidated financial statements and schedule of Applix, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2001.


                                        /s/ Ernst & Young LLP



Boston, Massachusetts
March 29, 2002